SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02; 8.01 Unregistered Sales of Equity Securities; Other Events.

On June 25, 2009, Webster Financial Corporation (“Webster”) announced the results of its offer (the “Exchange Offer”) to exchange 35.8046 shares of Webster’s common stock, par value $0.01 per share (the “Common Stock”), and $350.00 in cash, for each validly tendered and accepted share of its 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”), and 82.0755 shares of Common Stock for each $1,000 liquidation amount of the 7.65% Fixed to Floating Rate Trust Preferred Securities (the “Trust Preferred Securities”) of Webster Capital Trust IV, guaranteed by Webster, validly tendered and accepted for exchange. As set forth in the offer to exchange, Webster will also pay the accrued distributions on the Trust Preferred Securities from the last payment date to, but not including, the settlement date.

The Exchange Offer expired at 11:59 p.m., New York City Time, on Wednesday, June 24, 2009. On June 25, 2009, Webster completed the settlement of the Exchange Offer. In aggregate, Webster issued 6,033,055 shares of Common Stock and paid $58,975,159.19 in exchange for 168,500 shares of Preferred Stock, which represents 74.92% of the outstanding shares of the Preferred Stock. Webster issued 5,247,896 shares of Common Stock for $63,940,000.00 aggregate liquidation amount of the Trust Preferred Securities, which represents 31.97% of the aggregate liquidation amount of the Trust Preferred Securities. In addition, Webster paid $135,963.39 for accrued distributions on the Trust Preferred Securities and in lieu of issuing fractional shares. After settlement of the Exchange Offer, 56,400 shares of the Preferred Stock and $136,060,000.00 aggregate liquidation amount of the Trust Preferred Securities will remain outstanding.

The issuance of Common Stock in connection with the Exchange Offer was made by Webster pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act on the basis that the Exchange Offer constituted an exchange with existing holders of Webster’s securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchange.

A copy of the press release announcing the results of the Exchange Offer is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated June 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: June 25, 2009.	By:	/s/ Gerald P. Plush
	Name:	Gerald P. Plush
	Title:	Senior Executive Vice President and Chief Financial Officer/Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 25, 2009.